Exhibit 24

UNION PACIFIC RAILROAD COMPANY
Powers of Attorney

     Each of the undersigned directors of Union Pacific Railroad Company, a Delaware corporation (the “Company”), do hereby appoint each of James R. Young, Carl W. von Bernuth and Thomas E. Whitaker his or her true and lawful attorney-in-fact and agent, to sign on his or her behalf the Company’s Annual Report on Form 10-K, for the year ended December 31, 2003, and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of January 29, 2004.

/s/ Phillip F. Anschutz	/s/ Elbridge T. Gerry, Jr

Phillip F. Anschutz	Elbridge T. Gerry, Jr

/s/ Thomas J. Donohue	/s/ Judith Richards Hope

Thomas J. Donohue	Judith Richards Hope

/s/ Archie W. Dunham	/s/ Richard J. Mahoney

Archie W. Dunham	Richard J. Mahoney

/s/ Spencer F. Eccles	/s/ Steven R. Rogel

Spencer F. Eccles	Steven R. Rogel

/s/ Ivor J. Evans	/s/ Ernesto Zedillo

Ivor J. Evans	Ernesto Zedillo

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